Exhibit 10.1

SETTLEMENT AGREEMENT AND GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE (the "Agreement") is made and entered into as of this 26th day of November, 2012, by and between HDS International Corp., a Nevada corporation (“HDSI”) and Dennis Holden (the “Recipient”).  The foregoing entities and individuals are sometimes referred to in this Agreement, individually, as a "Party" and, collectively, as the "Parties".

RECITALS

WHEREAS, Recipient has invested $20,000 into a 6% drawdown convertible promissory note issued by the Company in June 2012 (the “Note”), and is the holder of the Note;

WHEREAS, the Parties desire to settle any disputes relating to the Note, regardless of nature; and

WHEREAS, as a result of negotiations and discussions, the Parties have proposed a resolution that they deem fair and equitable, and by this Agreement, without admitting any wrongdoing or liability whatsoever, the Parties wish to enter into this Agreement to compromise, resolve, waive, settle, and release all disputes, claims and actions relating to the Note, as fully set forth herein.

NOW, THEREFORE, in consideration of the promises and mutual covenants of the Parties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree as follows:

1.           The forgoing recitals are true and correct and incorporated by reference herein.

2.           The Note shall be restructured and immediately converted into restricted shares of common stock of the Company (the “Shares”) to reflect and implement the following agreed upon changes:

a)	The Conversion Price of the Note shall immediately be reduced from $0.01 per share to $0.0035 per share. Specifically, the Conversion Price of the First Advance shall be reduced to $0.0035;

b)
The Second Advance and any associated obligations or rights shall be terminated, cancelled and/or forgiven effective immediately, and the Second Advance provisions of the original Note will seize to exist;

c)
The outstanding Note balance, in its entirety and inclusive of any and all outstanding principal and interest, shall immediately converted into Company Shares at a rate of $0.0035 per share, and the Note itself shall thereafter be cancelled.  To avoid any ambiguity, Recipient shall receive 5,714,286 shares of common stock of the Company, subject to the terms and conditions provided for in the related subscription document and private placement memorandum to be provided by the Company.  Upon issuance of such shares to Recipient, the Note shall be immediately cancelled in its entirety.

d)
The Company shall revise the existing registration statement on file with the SEC to include the Shares to be issued to Recipient under this Agreement, by the time it files its next amendment to the S-1 with the SEC.

3.           The Parties shall act to implement the actions required under this Agreement as soon as practicably possible.

4.           The law of the State of New York, without regard to principles of choice of law, shall be the law applicable to the interpretation and construction of this Agreement and to the rights and obligations of the Parties hereunder.

5.           None of the Parties shall be deemed the drafter of this Agreement, and any rule of law construing ambiguous terms against the interests of the drafter will not be applied against any Party in any action or proceeding to interpret the provisions of this Agreement.

6.           No breach of any provision of this Agreement can be waived, and no amendment of the terms of this Agreement may be made, unless in writing and executed by each of the Parties hereto.

7.           If all or any portion of a provision of this Agreement is held unenforceable by a court the Parties agree to be bound by any lesser provision imposing the maximum duty permitted by law that is subsumed within the terms of such provision, as if the resulting provision were separately stated in and made a part of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed this 26th day of November, 2012.

RECIPIENT

DENNIS HOLDEN
Name:   Dennis Holden
Title:

HDS INTERNATIONAL CORP.

TASSOS RECACHINAS
Tassos D. Recachinas
President